Exhibit 4.1(d)

CUSIP No.

No.

THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE THEREOF. THIS SECURITY MAY NOT BE EXCHANGED IN WHOLE OR IN PART FOR A SECURITY REGISTERED, AND NO TRANSFER OF THIS SECURITY IN WHOLE OR IN PART MAY BE REGISTERED, IN THE NAME OF ANY PERSON OTHER THAN SUCH DEPOSITARY OR A NOMINEE THEREOF, EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.

GLOBAL SECURITY

HSBC Holdings plc

U.S.$

% SENIOR UNSECURED NOTES

DUE

This is a Global Security in respect of a duly authorized issue by HSBC Holdings plc (the “Issuer”, which term includes any successor Person under the Indenture hereinafter referred to) of debt securities, designated as specified in the title hereof, in the aggregate face amount of U.S. DOLLARS U.S.$             .

The Issuer, for value received, hereby promises to pay CEDE & CO., or registered assigns on or on                     such earlier date as this Global Security may be redeemed (“Maturity”), the principal amount hereof and will pay interest on the said principal amount from                     or the most recent Interest Payment Date on which interest has been paid or duly provided for, semi-annually in arrears on                     and                     in each year (each such date, an “Interest Payment Date”), commencing                     ,                     at the rate of             % per annum, until the principal amount hereof is paid or made available for payment.

Interest in respect of this Global Security that is payable, and is punctually paid or duly provided for, on any Interest Payment Date shall be paid to the Person in whose name this Global Security (or one or more Predecessor Global Securities) is registered at the close of business on the Regular Record Date for such interest.

Payment of interest, if any, in respect of this Global Security may be made by check mailed to the address of the Person entitled thereto as such address shall appear in the Register, or by wire transfer or transfer by any other means to an account designated in writing by such Person to the Paying Agent at least 15 days prior to such payment date.

Any interest in respect of this Global Security of any series that is payable, but is not punctually paid or duly provided for, on any Interest Payment Date (herein called “Defaulted Interest”) shall forthwith cease to be payable to the Holders thereof on the relevant Regular Record Date by virtue of their having been such Holders; and such Defaulted Interest may be paid by the Issuer, at its election in each case, as provided in Clause (1) or (2) below:

(1) The Issuer may elect to make payment of such Defaulted Interest to the Persons in whose names such Global Security (or its respective Predecessor Global Securities) are registered at the close of business on a Special Record Date for the payment of such Defaulted Interest, which shall be fixed in the manner provided for in the Indenture.

(2) The Issuer may make payment of any Defaulted Interest on this Global Security in any other lawful manner not inconsistent with the requirements of any securities exchange on which this Global

Security may be listed, and upon such notice as may be required by such exchange, if, after notice given by the Issuer to the Trustee of the proposed payment pursuant to this clause, such manner of payment shall be deemed practicable by the Trustee.

With respect to the Debt Securities of any series all amounts of principal and interest and related deferred payments and missed payments on Debt Securities will be paid by the Issuer without deducting or withholding any present and future taxes, levies, imposts, duties, charges, fees, deductions, or withholdings whatsoever imposed, levied, collected, withheld or assessed by or for the account of the United Kingdom or any political subdivision or taxing authority thereof or therein, or if such deduction or withholding shall at any time be required by the United Kingdom or any such subdivision or authority, the Issuer will pay such additional amounts as may be necessary so that the net amounts paid to the holders of the Debt Securities or the trustee, after such deduction or withholding, shall equal the respective amounts to which the holders of the Debt Securities or the trustee would have been entitled had no deduction or withholding been made, provided that the foregoing will not apply to any such tax, levy, impost, duty, charge, fee, deduction or withholding which: (i) would not be payable or due but for the fact that the holder or beneficial owner of the Debt Securities is domiciled in, or is a national or resident of, or engaging in business or maintaining a permanent establishment or being physically present in, the United Kingdom or such political subdivision, or otherwise has some connection or former connection with the United Kingdom or such political subdivision other than the holding or ownership of a Debt Security, or the collection of principal, premium, if any, interest and related deferred payments and missed payments on, or the enforcement of, a Debt Security; (ii)would not be payable or due but for the fact that the relevant Debt Security or coupon or other means of payment of interest or related deferred payments or missed payments in respect of Debt Securities (x) is presented for payment in the United Kingdom or (y) is presented for payment more than 30 days after the date payment became due or was provided for, whichever is later, except to the extent that the holder would have been entitled to such additional amount on presenting the same for payment at the close of such 30 day period; (iii) is imposed on a payment to an individual and is required to be made pursuant to European Council Directive 2003/48/EC or any other Directive implementing the conclusions of the ECOFIN Council meeting of 26-27 November 2000 on the taxation of savings income, or any law implementing or complying with, or introduced in order to conform to, such Directive; (iv) would not have been imposed if presentation for payment of the relevant Debt Securities had been made to a paying agent other than the paying agent to which the presentation was made; (v) is imposed because of the failure to comply by the holder or the beneficial owner of the Debt Securities or the beneficial owner of any payment on such Debt Securities with a request from us addressed to the holder or the beneficial owner, including a request from us related to a claim for relief under any applicable double tax treaty: (x) to provide information concerning the nationality, residence, identity or connection with a taxing jurisdiction of the holder or the beneficial owner or (y) to make any declaration or other similar claim to satisfy any information or reporting requirement, if in the case of (x) or (y), the information or declaration is required or imposed by a statute, treaty, regulation, ruling or administrative practice of the taxing jurisdiction as a precondition to exemption from withholding or deduction of all or part of the tax, duty, assessment or other governmental charge; (vi) is imposed in respect of any estate, inheritance, gift, sale, transfer, personal property, wealth or similar tax, duty assessment or other governmental charge; or (vii) is imposed in respect of any combination of the above items.

Whenever in this Global Security there is mentioned, in any context, the payment of any principal of or interest, such mention shall be deemed to include mention of the payment of Additional Amounts to the extent that, in such context, Additional Amounts are, were or would be payable in respect thereof and express mention of the payment of Additional Amounts (if applicable) in any provisions hereof shall not be construed as excluding Additional Amounts in those provisions hereof where such express mention is not made.

Upon any exchange of a part of this Global Security for definitive Debt Securities, the portion of the principal amount hereof so exchanged shall be endorsed by the Registrar on Schedule A hereto. The principal amount hereof shall be reduced for all purposes by the amount so exchanged.

Reference is hereby made to the further provisions of this Global Security set forth on the reverse hereof, which further provisions shall for the purposes hereof have the same effect as if set forth at this place.

Unless the certificate of authentication hereon has been executed by the Trustee or an authenticating agent by manual signature, this Global Security shall be not be entitled to any benefit under the Indenture or be valid or obligatory for any purposes.

IN WITNESS WHEREOF, the Issuer has caused this instrument to be duly executed under its corporate seal.

HSBC Holdings plc

By

Dated:

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

This is one of the Debt Securities of a series issued under the within-mentioned Indenture.

The Bank of New York Mellon,
as Trustee

By:
Authorized Signatory

Dated:

REVERSE OF GLOBAL SECURITY

U.S.$

% SENIOR UNSECURED NOTES

DUE

This Global Security is one of a duly authorized issue of debt securities (“Debt Securities”) issued and to be issued in one or more series under and governed by an Indenture dated as of August 26, 2009, by and among the Issuer, The Bank of New York Mellon, as trustee (the “Trustee”, which term includes any successor trustee under the Indenture), and HSBC Bank USA, N.A., as Registrar, Paying Agent and Exchange Rate Agent (the “Indenture”), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Issuer, the Trustee, the Holders of the Debt Securities and of the terms upon which the Debt Securities are, and are to be, authenticated and delivered.

Under the terms of the Indenture, the Debt Securities of any series may be redeemed, in whole but not in part, at the Issuer’s option, on not less than 30 nor more than 60 days’ notice, at any time at a redemption price equal to the principal amount thereof, together with accrued interest, if any, to the date fixed for redemption, if, at any time, the Issuer determines that (a) in making payment under such Debt Securities in respect of principal, interest or related deferred payment or missed payment the Issuer has or will or would become obligated to pay Additional Amounts as a result of a change in or amendment to the laws of the United Kingdom or any political subdivision or taxing authority thereof or therein affecting taxation, or change in the official application or interpretation of such laws, or any change in, or in the official application or interpretation of, or execution of, or amendment to, any treaty or treaties affecting taxation to which the United Kingdom is a party, which change, amendment or execution becomes effective on or after the date of original issuance of the Debt Securities of such series or (b) the payment of interest in respect of such Debt Securities would be treated as a “distribution” within the meaning of Section 209 of the Income and Corporation Taxes Act 1988 of the United Kingdom (or any statutory modification or re-enactment thereof for the time being) as a result of a change in or amendment to the laws of the United Kingdom or any such political subdivision or tax authority, or any change in the official application or interpretation of such laws, including a decision of any court, which change or amendment becomes effective on or after the date of original issuance of the Debt Securities of such series; provided, however, that, in the case of (a) above, no notice of redemption shall be given earlier than 90 days prior to the earliest date on which the Issuer would be obliged to pay such Additional Amounts were a payment in respect of such Debt Securities then due.

If an Event of Default with respect to the Debt Securities of this series shall occur and be continuing, the principal of all of the Debt Securities of this series may be declared due and payable in the manner and with the effect provided in the Indenture. The Indenture provides that in certain circumstances such declaration and its consequences may be rescinded and annulled by the Holders of a majority in aggregate principal amount of the Outstanding Debt Securities of such series. If a Default with respect to Debt Securities of this series occurs and is continuing, the Trustee may pursue certain remedies as set forth in the Indenture. The Holders of not less than a majority in aggregate principal amount of the Outstanding Debt Securities of this series may waive any past event of default or any past default under the Indenture or the Debt Securities of this series except a default in the payment of principal of or any installment of interest or related deferred payment on any of the Debt Securities of such series or in respect to a covenant or provision which under the Indenture cannot be modified or amended without the consent of the Holder of this Debt Security, and any such consent or waiver shall bind every future Holder of this Debt Security and of any Debt Security issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Debt Security or such other Debt Securities.

The Indenture contains provisions permitting the Issuer and the Trustee (i) without the consent of the Holders of any Debt Securities issued under the Indenture to execute one or more supplemental indentures for certain enumerated purposes, such as to cure any ambiguity or to secure the Debt Securities, and (ii) with the consent of the holders of not less than a majority in aggregate principal amount of the Outstanding Debt Securities of each series of Debt Securities affected thereby, to execute supplemental indentures for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Indenture or of modifying in any manner the rights of holders of Debt Securities under the Indenture; provided that, with respect to certain enumerated provisions, no such supplemental indenture may be entered into without the consent of the holder of each Outstanding Debt Security affected thereby. The Indenture also permits the holders of at least a majority in aggregate principal amount of the Outstanding Debt Securities of each series to be affected, on behalf of the Holders of all Debt Securities of such series, to waive compliance by the Issuer with certain restrictive provisions of the Indenture. Any such consent or waiver by the Holder of this Global Security shall bind every future Holder of this Global Security and of any Global Security issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Global Security or such other Global Securities.

Subject to the to the terms of the Indenture, the Depositary may surrender this Global Security or any portion hereof in exchange, in whole or in part, for definitive Debt Securities, of this series in registered form and the Registrar, acting on behalf of the Issuer, shall authenticate and deliver in exchange for this Global Security or the portions thereof to be exchanged, an equal aggregate face amount of definitive Debt Securities (duly countersigned) in the numbers and in the names advised by the Depositary.

The Indenture and the Debt Securities may be amended and modified as provided in the Indenture.

All terms used in this Debt Security and not otherwise defined shall have the meanings ascribed to them in the Indenture.

The Indenture and the Debt Securities and the rights and duties of the Trustee shall be governed by and construed in accordance with the law of the State of New York, except that matters relating to the authorization and execution by the Issuer of the Indenture and the Debt Securities shall be governed by English law.

SCHEDULE A

EXCHANGES FOR DEFINITIVE DEBT SECURITIES

The following exchanges of parts of this Global Security for Definitive Debt Securities have been made:

Date Made	Principal amount exchanged for Definitive Debt Securities	Remaining principal amount following such exchange